Exhibit 10.2

                        ANNUAL DIRECTOR FEE DEFERRAL AND
                   RESTRICTED STOCK/RSU SUBSCRIPTION AGREEMENT

This Annual Director Fee Deferral and Restricted Stock/RSU Subscription Agreement ("Deferral and Subscription Agreement") is entered into by and between National Dentex Corporation (the "Company") and ____________________ ("Participant"), who is an independent director of the Company, pursuant to the terms of the Company's Amended and Restated 2001 Stock Plan (the "Plan"). The Plan provisions are incorporated herein by reference in their entirety and supersede any conflicting provisions contained in this Deferral and Subscription Agreement.

1.     Election to Receive Restricted Stock and/or RSUs
       ------------------------------------------------

Participant elects to receive an award of restricted stock and/or restricted stock units ("RSUs") in lieu of the portion of Participant's annual director fee to be paid for services to be performed during the calendar year specified in
Section 2. (INITIAL HERE: __________)

       OR     (Initial where appropriate and cross out inapplicable provision)

Participant elects not to receive an award of restricted stock or RSUs, but rather elects to receive the annual director fee in the form of a cash payment. (INITIAL HERE: __________, and skip to signature line.)

2.       Election Amount
         ---------------

The Participant elects to receive restricted stock and/or RSUs in lieu of the Annual Director Fee to be paid for services to be performed with respect to calendar year 2006 unless the Participant revokes this election as described in
Section 5. Participant elects to receive restricted stock and/or RSUs based on the following:

_____ % of Participant's Annual Director Fee, to be received in the form of restricted stock, and

_____ % of Participant's Annual Director Fee, to be received in the form of RSUs.

Any percentage specified must be at least ten percent (10%) and not total more than 100%.

(FILL IN AMOUNTS ABOVE & INITIAL: __________)

3.     Vesting Schedule; Deferral of RSUs
       ----------------------------------

Pursuant to the vesting schedule to be included in Participant's Restricted Stock Agreement and/or Restricted Stock Unit Award Agreement, as the case may be, Participant will be fully vested in each share of restricted stock and/or each RSU, as the case may be, at the end of one (1) year after the date such restricted stock and/or RSU is deemed to have been awarded (i.e., May 16, 2006), provided that Participant continues to be an independent director of the Company for such one (1) year period. With respect to restricted stock unit elections only: each vested RSU entitles Participant to receive one share of the Company's Common Stock (the "Stock") at the end of the deferral period specified by Participant below, or when Participant ceases to be a director of the Company for any reason, or the termination of the Plan, if sooner. The deferral period must be expressed as a number of whole years, not less than three (3) years from the RSU incentive award date. This deferral period will apply only to RSUs



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awarded in connection with this Deferral and Subscription Agreement. (If no deferral period is specified for an RSU election, Stock will be issued on the vesting date. Stock will be issued on the vesting date with respect to all elections relating to restricted stock.)

The deferral for RSUs specified by Participant is: ______ years from the incentive award date.

(FILL IN PERIOD & INITIAL:______)

4.     Designation of Beneficiary (Optional)
       -------------------------------------

Participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of Participant's death. Participant may designate his or her beneficiaries and the percentage of his or her interest in the Plan, which Participant wishes such beneficiary to receive. If any beneficiary predeceases Participant, that beneficiary's portion shall be paid to the surviving beneficiary (or to the surviving beneficiaries, if more than one, in proportion to their specified percentages). If no beneficiary survives participant, or if no beneficiary designation is in effect, Participant's entire interest shall be paid to Participant's estate.

NOTE: This beneficiary designation will apply to Participant's entire interest in the Plan, revoking any and all prior beneficiary designations. However, if Participant leaves this section blank, Participant's most recent year prior beneficiary designation (if any) will remain in effect. A Participant may change or revoke his or her beneficiary designation at any time by submitting the proper form to the Chief Financial Officer of the Company.

         Beneficiary: ____________________________ Percentage:  ____%

         Beneficiary: ____________________________ Percentage:  ____%

         Beneficiary: ____________________________ Percentage:  ____%

         Beneficiary: ____________________________ Percentage:  ____%

         Beneficiary: ____________________________ Percentage:  ____%

           (FILL IN NAME(S) AND AMOUNT(S) & INITIAL HERE: __________)


5.     Effective Date of Election
       --------------------------

For all years other than 2006, this Deferral and Subscription Agreement must be received by the Company no later than December 31 of the calendar year prior to the calendar year for which such annual director fee is to be paid, and will become irrevocable on such date. Notwithstanding the foregoing, with respect to the calendar year in which the Plan is first implemented and the first calendar year that a director becomes eligible to participate in the Plan, this Deferral and Subscription Agreement must be received by the Company within 30 days of the effective date of the Plan or the date of such director's eligibility, respectively, (i.e., no later than June 15, 2006). Participant may revise this Deferral and Subscription Agreement with respect to the amount of restricted stock and/or RSUs elected by him in Section 2 above no later than such due date, by contacting the Chief Financial Officer of the Company.




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NATIONAL DENTEX CORPORATION                       PARTICIPANT



By:_____________________________                  By: __________________________
                                                               (Signature)

Name: __________________________                  Name: ________________________
                                                               (Print name)
Title: ___________________________


Date: ___________________________                 Date: ________________________














  [Signature page--NDX Annual Director Fee Deferral and Subscription Agreement]

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